UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        July 31, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On July 31, 2002, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports 19 Percent Increase in Second Quarter Diluted Earnings Per Share of 37 Cents." The press release contained the following information.




                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109


              Applebee's International Reports 19 Percent Increase
            in Second Quarter Diluted Earnings Per Share of 37 Cents

Overland Park, Kan., July 31, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $21.5 million, or 38 cents and 37 cents per share on a basic and diluted basis, respectively, for the second quarter ended June 30, 2002. This represents an increase in earnings per share of 19 percent on both a basic and diluted basis as compared with 32 cents and 31 cents per share on a basic and diluted basis, respectively, for the second quarter of 2001.

System-wide comparable sales exceeded the company's expectation of at least 2 percent, increasing 3.2 percent for the second quarter, the 16th consecutive quarter of comparable sales growth. Comparable sales increased 3.7 percent for franchise restaurants and 1.4 percent for company restaurants. System-wide comparable sales for the year-to-date period have increased 3.3 percent, with franchise and company restaurant comparable sales up 3.9 percent and 1.5 percent, respectively.

The company also reported comparable sales for the June fiscal period, comprised of the five weeks ended June 30, 2002. System-wide comparable sales increased
1.4 percent,  reflecting a 2.0 percent increase for franchise  restaurants and a
0.5 percent decrease for company restaurants. The decrease in comparable sales for company restaurants reflects a similar decrease in guest traffic, offset in part by a slightly higher average check. June comparable sales were negatively impacted by the Memorial Day holiday and the remainder of that week.

In addition, the company reported comparable sales for the July fiscal period, comprised of the four weeks ended July 28, 2002. System-wide comparable sales increased 1.5 percent, including a 1.8 percent increase for franchise restaurants and a 0.3 percent increase for company restaurants. The increase in comparable sales for company restaurants reflects flat guest traffic and a slightly higher average check. July comparable sales were strong during the 4th of July week, but trailed off over the next three weeks.

Lloyd L. Hill, chairman and chief executive officer, said, "We were pleased that system-wide comparable sales for the quarter exceeded our expectations and continue to believe that the strategies we set forth in May are on target to drive future sales growth. There is no question that the consumer has exhibited less predictable behavior in the face of the current economic climate, unprecedented corporate failures and the decline in the stock market. We witnessed this erratic behavior in both June and July when our sales were more volatile on a weekly basis. That being said, we continue to view the long-term sales outlook favorably as eating out is firmly established as a part of consumer lifestyles."

Hill continued, "As part of our strategy to improve our food, we successfully introduced a new menu in more than 1,400 restaurants system-wide during the second quarter. This menu includes new items, as well as improvements to both the quality and portion size of existing items. Importantly, we have been able to improve our food while driving down costs by leveraging the investments we have made in our supply chain initiative.

"We are also focused on improving execution by investing in our people. Management retention and staffing levels continue to improve and, as a result, our guest satisfaction scores are at all-time highs. Our strategies are designed to deliver exceptional price/value through both our food and service initiatives. We recognize that price/value perceptions depend on more than just the price we charge, but also on the value we provide in both food and service."

Hill concluded, "We are excited about the roll-out of Phase I of our To Go initiative, which will be completed system-wide by Labor Day. Our positioning as the most conveniently located concept in casual dining is a natural fit with this strategy, and meets our guests' demand for food on the go."

Other results for the second quarter and year-to-date periods ended June 30, 2002 included:

o Net earnings for the 26-week period ended June 30, 2002 were $41.7 million, or 75 cents and 73 cents per share, respectively, on a basic and diluted basis. This compares to net earnings in the same period of 2001 of $34.6 million, or 62 cents and 61 cents per share, respectively, on a basic and diluted basis. This represents an increase in basic and diluted earnings per share of 21 percent and 20 percent, respectively.

o System-wide sales for the Applebee's concept were a record $812.7 million for the second quarter, an increase of 11 percent over the prior year. System-wide sales for the 26-week period ended June 30, 2002 exceeded $1.6 billion, also up 11 percent.

o Operating revenues (comprised of company restaurant sales and franchise income) increased 10 percent for the second quarter and year-to-date period.

o Applebee's ended the quarter with 1,421 restaurants system-wide (318 company and 1,103 franchise restaurants). During the second quarter of 2002, there were 19 new Applebee's restaurants opened system-wide, including 4 company and 15 franchised restaurants.

o As of June 30, 2002, the company had total long-term debt outstanding of $33 million, reflecting payments of $22 million during the quarter. The company has nearly $117 million available under its revolving credit facility.

o In May 2002, the company's board of directors authorized an additional program to repurchase up to $75 million of the company's common stock, subject to market conditions. As of June 30, 2002, $87.3 million remains available under this and previous authorizations.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                             13 Weeks Ended                 26 Weeks Ended
                                                       ---------------------------    ---------------------------
                                                        June 30,         July 1,        June 30,        July 1,
                                                          2002             2001           2002            2001
                                                       -----------     -----------    ------------    -----------
Revenues:
     Company restaurant sales....................       $178,893        $162,035       $353,866        $322,178
     Franchise income............................         25,484          23,885         50,324          46,119
                                                       -----------     -----------    ------------    -----------
        Total operating revenues.................        204,377         185,920        404,190         368,297
                                                       -----------     -----------    ------------    -----------
Cost of company restaurant sales:
     Food and beverage...........................         47,073          43,633         94,480          86,938
     Labor.......................................         58,881          51,533        116,338         102,433
     Direct and occupancy........................         44,291          41,104         87,163          81,863
     Pre-opening expense.........................            305             132            640             267
                                                       -----------     -----------    ------------    -----------
        Total cost of company restaurant sales...        150,550         136,402        298,621         271,501
                                                       -----------     -----------    ------------    -----------
General and administrative expenses..............         19,553          18,085         38,799          35,251
Amortization of intangible assets................             52           1,462            190           2,925
Loss on disposition of restaurants and equipment.            727             571          1,021             758
                                                       -----------     -----------    ------------    -----------
Operating earnings...............................         33,495          29,400         65,559          57,862
                                                       -----------     -----------    ------------    -----------
Other income (expense):
     Investment income...........................            381             415            778             772
     Interest expense............................           (555)         (2,043)        (1,188)         (4,400)
     Other income................................            482             385            583             475
                                                       -----------     -----------    ------------    -----------
        Total other income (expense).............            308          (1,243)           173          (3,153)
                                                       -----------     -----------    ------------    -----------
Earnings before income taxes.....................         33,803          28,157         65,732          54,709
Income taxes.....................................         12,338          10,361         23,992          20,132
                                                       -----------     -----------    ------------    -----------
Net earnings.....................................       $ 21,465        $ 17,796       $ 41,740        $ 34,577
                                                       ===========     ===========    ============    ===========

Basic net earnings per common share (a)..........       $   0.38        $   0.32       $   0.75        $   0.62
                                                       ===========     ===========    ============    ===========
Diluted net earnings per common share (a)........       $   0.37        $   0.31       $   0.73        $   0.61
                                                       ===========     ===========    ============    ===========

Basic weighted average shares outstanding (a)....         55,872          55,370         55,874          55,522
                                                       ===========     ===========    ============    ===========
Diluted weighted average shares outstanding (a)..         57,374          56,808         57,352          56,661
                                                       ===========     ===========    ============    ===========



(a) All earnings per share and weighted average share information reflects a three-for-two stock split effective at the close of business on June 11, 2002.

The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.


                                                                      13 Weeks Ended             26 Weeks Ended
                                                                ----------------------------------------------------
                                                                  June 30,     July 1,      June 30,      July 1,
                                                                   2002         2001          2002         2001
                                                                ------------ ------------ ------------- ------------
Revenues:
     Company restaurant sales................................       87.5%        87.2%        87.8%         87.5%
     Franchise income........................................       12.5         12.8         12.2          12.5
                                                                ------------ ------------ ------------- ------------
        Total operating revenues.............................      100.0%       100.0%       100.0%        100.0%
                                                                ============ ============ ============= ============
Cost of sales (as a percentage of company restaurant sales):
     Food and beverage.......................................       26.3%        26.9%        26.7%         27.0%
     Labor...................................................       32.9         31.8         32.9          31.8
     Direct and occupancy....................................       24.8         25.4         24.6          25.4
     Pre-opening expense.....................................        0.2          0.1          0.2           0.1
                                                                ------------ ------------ ------------- ------------
        Total cost of sales..................................       84.2%        84.2%        84.4%         84.3%
                                                                ============ ============ ============= ============

General and administrative expenses..........................        9.6%         9.7%         9.6%          9.6%
Amortization of intangible assets............................        --           0.8          --            0.8
Loss on disposition of restaurants and equipment.............        0.4          0.3          0.3           0.2
                                                                ------------ ------------ ------------- ------------
Operating earnings...........................................       16.4         15.8         16.2          15.7
                                                                ------------ ------------ ------------- ------------
Other income (expense):
     Investment income.......................................        0.2          0.2          0.2           0.2
     Interest expense........................................       (0.3)        (1.1)        (0.3)         (1.2)
     Other income............................................        0.2          0.2          0.1           0.1
                                                                ------------ ------------ ------------- ------------
        Total other income (expense).........................        0.2         (0.7)         --           (0.9)
                                                                ------------ ------------ ------------- ------------
Earnings before income taxes.................................       16.5         15.1         16.3          14.9
Income taxes.................................................        6.0          5.6          5.9           5.5
                                                                ------------ ------------ ------------- ------------
Net earnings.................................................       10.5%         9.6%        10.3%          9.4%
                                                                ============ ============ ============= ============


Item 9.           Regulation FD Disclosure

     Applebee's   International,  Inc. (the  "Company") also  included  guidance regarding its business outlook in the press release. These comments are included below.


BUSINESS OUTLOOK

The company also provided guidance as to its business outlook for fiscal year 2002.

o    With regard to  system-wide  comparable  sales,  the  company's  previously stated guidance remains unchanged. The company continues to expect system-wide comparable sales to increase by at least 2 percent for the remainder of 2002, although monthly sales results may be more volatile given the current economy, calendar shifts, or unusual events. Combining year-to-date sales performance through July with this expectation, the company expects system-wide comparable sales to increase at least 2.5 percent for the full year.

o Consistent with current consensus analyst estimates, diluted earnings per share for fiscal year 2002 are now expected to be in the range of $1.42 to $1.44, excluding any impact of additional stock repurchases.

o With respect to the previously announced potential acquisition of 21 franchise restaurants located in the Washington, D.C. area from an existing franchisee, on July 30, 2002, procedures were established to control the bidding and sale process for the Apple Capitol restaurants and September 13th was confirmed as the date for the final sale approval hearing. The company continues to expect to close under its negotiated purchase agreement to acquire the 21 restaurants in the fourth quarter.


A conference call to review the second quarter 2002 results and the current business outlook will be held on Thursday morning, August 1, 2002, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,436 Applebee's restaurants operating system-wide in 49 states and seven international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

The statements contained in the Business Outlook section of this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the continued growth of its franchisees and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2002. The company disclaims any obligation to update these forward-looking statements.

                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    July 31, 2002                   By:   /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer